UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

ENCORE ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 877-9955

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 2. Acquisition or Disposition of Assets.

     On March 2, 2004, Encore Acquisition Company, a Delaware corporation (“Encore”), Cortez Oil & Gas, Inc., a Delaware corporation (“Cortez”), the securityholders of Cortez, including Natural Gas Partners V, L.P., C. Randall Hill, R. Cory Richards and David C. Myers, and a subsidiary of Cortez entered into an agreement pursuant to which Encore agreed to purchase all of the outstanding capital stock of Cortez, a privately held, independent oil and gas company. On April 14, 2004, Encore completed the acquisition of Cortez. The cash purchase price of $122.6 million included the repayment of $39.4 million of debt. Encore has also agreed to pay Cortez’s former securityholders up to $2.9 million in aggregate additional cash consideration if specified leases associated with Cortez’s properties are obtained by June 30, 2004 (subject to 30 day extension) and other conditions are met.

     The purchase price was determined based on arm’s-length negotiations. Prior to the acquisition, there were no material relationships between Cortez or its subsidiaries or securityholders, on the one hand, and Encore or any of its affiliates, directors, officers or any associate of such directors or officers, on the other.

     Encore funded the acquisition with a portion of the net proceeds from the issuance of $150.0 million of its 6 1/4% Senior Subordinated Notes due 2014, which occurred on April 2, 2004. The proceeds from the notes were placed in escrow upon the closing of the offering and were released to fund the Cortez acquisition in accordance with the terms of the escrow agreement with the initial purchasers of the notes.

     The oil and natural gas properties of Cortez acquired in the transaction are located primarily in the Cedar Creek Anticline of Montana, the Permian Basin of West Texas and Southeastern New Mexico and in the Mid Continent area, including the Anadarko and Arkoma Basins of Oklahoma and the Barnett Shale north of Fort Worth, Texas. Encore’s internal engineers estimate that the acquired properties have total proved reserves of 15.0 million barrels of oil equivalent (“BOE”), of which 60% are proved developed producing. According to these internal estimates, total proved reserves are 55% natural gas and the R/P index is 14 years. The properties are 80% operated and during the first quarter of 2004 produced approximately 8,400 thousand cubic feet of natural gas per day and 1,550 barrels per day of oil (2,950 BOE per day). The properties include over 48,000 net undeveloped acres, of which 21,000 are mineral fee. Prior to the acquisition, the properties were used by Cortez in the development, exploitation and production of oil and natural gas reserves. Encore intends to use the acquired properties for similar purposes.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

2.1	Stock Purchase Agreement dated March 2, 2004 by and among Cortez, the securityholders of Cortez, HRM Resources, Inc. and Encore (incorporated by reference to Exhibit 10.9 of the Company’s Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 11, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: April 20, 2004	By:	/s/ Robert C. Reeves
Robert C. Reeves
Vice President, Controller and Principal Accounting Officer